SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2010

Goldspan Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6260 South Rainbow Blvd., Suite 110, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 340-4600

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01     Entry Into A Material Definitive Agreement

On February 12, 2010, we entered into a letter agreement (entitled “Full Corporate Offer,” hereinafter, the “Agreement”) with Wingspan Foundation, a private Panama corporation.  Under the Agreement, we have the opportunity to participate in joint venture ownership of the Kousassi-Datekro Manganese Mine in Cote d’Ivoire.  The Kousassi-Datekro Manganese Mine is currently under an option licensed to New African Business Corporation, S.A. (“NABC SA”) and covers 1,817 square kilometers.  Under the proposed joint venture, the Kousassi-Datekro Manganese Mine will be operated by a new company to be owned as follows:

•	25% NABC SA
•	30% Wingspan Foundation
•	35% Goldspan Resources, Inc.
•	10% Government of Cote d’Ivoire

Under the Agreement, we will have a forty-five (45) day period to conduct due diligence on the Kousassi-Datekro Manganese Mine.  Our due diligence is expected to commence on March 1, 2010 and will be directed by Mr. David Hedderly-Smith, Ph.D., P.G., our Vice President and a member of our Board of Directors.

In the event that our due diligence is satisfactory, we will be required to pay a total estimated fee of $8.4 million in order to participate in the proposed joint venture.  Should we decide to proceed with the proposed joint venture, the approximately $8.4 million fee will be payable as follows:

•	Within four (4) business days of executing a joint venture agreement, approximately $2 million will be due and payable.
•
Within four (4) business days of satisfactory completion of a full feasibility study, the balance of the $8.4 million fee will be due.  The feasibility study is expected to be completed within six months of execution of a joint venture agreement.

In the event that the proposed joint venture goes forward, the operating company is expected to make the following investments with regard to the Kousassi-Datekro Manganese Mine:

•	Development and construction of the mine with associated infrastructure
•	Construction of an manganese enrichment plant
•	Acquisition of transport and other logistical equipment
•	Investment in the socio-economic infrastructure of the village communities bordering the mine

The foregoing is a summary of the material terms of the Agreement, which should be reviewed in its entirety for further detail.

SECTION 7 – Regulation FD

Item 7.01     Regulation FD Disclosure

Attached as Exhibit 99.1 is a press release regarding the Agreement issued on the morning of February 16, 2010.

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Full Corporate Offer
10.2	Acceptance Letter for Full Corporate Offer
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.

/s/ Leon M. Caldwell
Leon M. Caldwell
President, Chief Financial Officer, and Director
Date: February 16, 2010